SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 18, 2003

Artemis International Solutions Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-29793	13-4023714
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4041 MacArthur Blvd. Suite 260, Newport Beach, CA 92660
(Address of principal executive offices) (Zip Code)

(949) 660-7100
Registrant’s telephone number, including area code:

Not applicable
(Former name or former address, if changed since last report)

ITEM 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c)                                  Exhibits

99.1                           Press release issued by Artemis International Solutions Corporation on June 18, 2003.

Item 9. Regulation FD Disclosure

On June 18, 2003, Artemis International Solutions Corporation (the “Registrant) issued a press release announcing the settlement and release of all claims against Artemis and certain officers and directors and the underwriters in the consolidated, amended class action complaint entitled “In re: Opus360 Corp. Securities Litigation”, filed April 6, 2001.  The Settlement is subject to the approval by the United States District Court for the Southern District of New York. The class action lawsuit became a contingent liability for the Company as part of the acquisition of the Opus360 Corporation completed in November 2001.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Artemis International Solutions Corporation

Date:	June 18, 2003	/s/ Robert S. Stefanovich
Robert S. Stefanovich, Chief Financial Officer (principal financial officer and chief accounting officer)